Exhibit 99.3

Notice of Guaranteed Delivery
for Shares of Common Stock of
DANAHER CORPORATION
Offer to Exchange
up to 127,868,000 Shares of Common Stock of
ENVISTA HOLDINGS CORPORATION
which are owned by Danaher Corporation
for Outstanding Shares of Common Stock of
DANAHER CORPORATION
(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 13, 2019 UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF DANAHER COMMON STOCK VALIDLY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to participate in the Exchange Offer (as set forth in the prospectus dated November 15, 2019 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”)) in the following circumstances:

(1)	if certificates representing shares of common stock of Danaher Corporation (“Danaher”), par value $0.01 per share (“Danaher Common Stock”), are not immediately available;

(2)	if the procedure for book-entry transfer cannot be completed on a timely basis; or

(3)	if time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Exchange Agent”) on or before the expiration date of the Exchange Offer.
This Notice of Guaranteed Delivery may be transmitted by email or mailed to the Exchange Agent as described in the Prospectus and must include a guarantee by an Eligible Institution (as defined in the Instruction Booklet to the Letter of Transmittal). Additional information can be found in the section entitled “The Exchange Offer—Procedures for Tendering” in the Prospectus. Only registered stockholders (including any participant in The Depository Trust Company (“DTC”) whose name appears on a security position listing as the owner of shares of Danaher Common Stock) may submit this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.
The Information Agent for the Exchange Offer is:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Stockholders, banks and brokers, please call (toll-free): 877-566-1922

All others outside the U.S., please call: +1-212-297-0720
Email: info@okapipartners.com
The Exchange Agent for the Exchange Offer is:

By First Class Mail:	By Registered & Overnight Mail:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021
By Email (for Notice of Guaranteed Delivery or Notice of Withdrawal only): CANOTICEOFGUARANTEE@computershare.com
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR EMAIL ADDRESS OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (1)(A) SHARE CERTIFICATES REPRESENTING ALL VALIDLY TENDERED SHARES OF DANAHER COMMON STOCK (OTHER THAN SHARES OF DANAHER COMMON STOCK IN UNCERTIFICATED FORM REGISTERED DIRECTLY IN DANAHER’S SHARE REGISTER) LISTED ON THIS NOTICE, IN PROPER FORM FOR TRANSFER OR (B) WITH RESPECT TO SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THOSE SHARES OF DANAHER COMMON STOCK IN THE EXCHANGE AGENT’S ACCOUNT AT DTC, (2) A LETTER OF TRANSMITTAL FOR SHARES OF DANAHER COMMON STOCK, PROPERLY COMPLETED AND DULY EXECUTED (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED) OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (3) ANY OTHER REQUIRED DOCUMENTS, WILL EACH IN FACT BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE SECOND NEW YORK STOCK EXCHANGE TRADING DAY AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.
THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:
The undersigned hereby tenders to Danaher Corporation (“Danaher”) the number of shares of common stock of Danaher, par value $0.01 per share (“Danaher Common Stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as may be amended from time to time, which together constitute the offer by Danaher to exchange up to an aggregate of 127,868,000 shares of common stock of Envista Holdings Corporation, par value $0.01 per share, which are owned by Danaher for outstanding shares of Danaher Common Stock.

Number of shares of Danaher Common Stock to be tendered:

Account Number (if known):

Dated:__________, 2019

Signature(s) of Registered Holder(s)

Please type or print name(s) of Registered Holder(s) here

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

(If you do not have a Tax Identification or Social Security Number, please enter four zeros (0000).)
ODD-LOT SHARES
Stockholders who directly or beneficially own fewer than 100 shares of Danaher Common Stock (“Odd-Lot Shares”) who wish to tender all of their shares of Danaher Common Stock will receive preferential treatment if the Exchange Offer is oversubscribed, in that all such shares of Danaher Common Stock validly tendered will be accepted for exchange and will not be subject to proration. Direct or beneficial holders of more than 100 shares of Danaher Common Stock, and those who own fewer than 100 shares of Danaher Common Stock but do not tender all of their shares, will be subject to proration. Shares (or units in respect of shares) held on behalf of participants in the Savings Plans (as defined in the Prospectus) (each of which holds more than 100 shares of Danaher Common Stock) will be subject to proration, even if such participants beneficially own fewer than 100 shares.
This section is to be completed ONLY if shares of Danaher Common Stock are being tendered by or on behalf of a person owning directly or beneficially fewer than 100 shares of Danaher Common Stock who wishes to tender all such shares. The undersigned either (check one box):
☐    is the direct or beneficial owner of an aggregate of fewer than 100 shares of Danaher Common Stock, all of which are being tendered;
or
☐    is a broker, dealer, commercial bank, trust company, custodian or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the direct or beneficial owner of an aggregate of fewer than 100 shares of Danaher Common Stock and is tendering all of those shares.

GUARANTEED DELIVERY
(Not to be used for signature guarantee)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) hold(s) a net long position in the shares of Danaher Common Stock tendered hereby as required under Rule 14e-4 under the Exchange Act; (ii) represents and guarantees that the tender of such shares of Danaher Common Stock complies with Rule 14e-4 under the Exchange Act; and (iii) guarantees to deliver to the Exchange Agent by no later than 5:00 p.m., New York City time, on the second New York Stock Exchange trading day after the date hereof, (1)(A) share certificates representing all validly tendered shares of Danaher Common Stock (other than shares of Danaher Common Stock in uncertificated form registered directly in Danaher’s share register) tendered hereby, in proper form for transfer or (B) with respect to shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of Danaher Common Stock in the Exchange Agent’s account at DTC, (2) a Letter of Transmittal for shares of Danaher Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined in the Prospectus), and (3) any other required documents.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Danaher Common Stock, or confirmation of book-entry transfer and an agent’s message, and any other required documents to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Telephone No.(s):

Authorized Signature:

Name:

Title:

Dated: __________, 2019

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).

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